UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 21, 2016 (June 20, 2016)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On June 20, 2016, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC” and, with its debtor subsidiaries, the “Debtors” and, together with CEC, the “Caesars Parties”), and certain beneficial holders (the “First Lien Bank Lenders”) of the claims under the first lien bank debt (the “First Lien Bank Debt” and, the claims with respect thereto, the “First Lien Bank Claims”) incurred by CEOC pursuant to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of July 25, 2014, by and among CEC, CEOC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, agreed to amend (the “Amendment”) the Restructuring Support and Forbearance Agreement, dated as of August 21, 2015 (the “Bank RSA”), among CEC, CEOC and the Consenting Bank Creditors (as defined in the Amendment), with respect to the restructuring of CEOC’s indebtedness (the “Restructuring”). The Amendment will go effective when it is signed by Consenting Bank Creditors holding greater than two-thirds of the aggregate amount of all First Lien Bank Claims held by Consenting Bank Creditors who executed the Bank RSA (the “Requisite Consenting Bank Creditors”). All capitalized terms not defined in this description of the Amendment have the meanings ascribed to such terms in the Amendment.

Pursuant to the Amendment, the Bank RSA has been amended to provide, among other things, the following:

Agreement to Support Plans

Each Restructuring Support Party (as defined in the Amendment) has agreed to support and not hinder the completion of (i) the Restructuring and all transactions contemplated under the Debtor’s Second Amended Joint Plan of Reorganization filed on June 15, 2016 through which the Restructuring will be effected (the “CEOC Plan”) and (ii) if applicable, a chapter 11 plan of reorganization for CEC through which the Restructuring may be effected (the “CEC Plan” and, together with the CEOC Plan, the “Plans”), in each case, pursuant to the terms of the Amendment. In addition, each Restructuring Support Party has agreed to vote in favor of the Plans when properly solicited to do so under the Bankruptcy Code.

Judicial Order Authorizing Cash Payment

The Debtors have agreed to, among other things, within thirty days of the effective date of the Amendment (the “Agreement Effective Date”), file and prosecute a motion for, and use commercially reasonable efforts to obtain, an order of the Bankruptcy Court (as defined in the Amendment) authorizing the Debtors to pay the holders of the First Lien Bank Claims $300.0 million in cash as soon as practicable. Such amounts paid will reduce dollar for dollar the $705.0 million in cash to be received under the CEOC Plan by the holders of the First Lien Bank Claims on the date on which all conditions precedent to the effectiveness of the Plans have been satisfied or are expressly waived (the “Effective Date”).

MFN Restructuring Support Agreement

The Caesars Parties have agreed to refrain from entering into any other agreement, including a restructuring support agreement, with any creditor, committee or group of creditors or official committee of creditors (except for the Official Committee of Unsecured Creditors (as defined in the Amendment)) in connection with the potential restructuring of the Caesars Parties’ indebtedness that includes terms more favorable than the terms set forth in the Amendment (such agreement, an “MFN Restructuring Support Agreement”). Each Caesars Party has agreed that if it enters into an MFN Restructuring Support Agreement in violation of the terms of the Amendment, the Amendment will automatically be amended to the extent necessary to include such more favorable terms set forth in such MFN Restructuring Support Agreement.

Additional Covenants of CEC

If and to the extent that (i) the Effective Date has not occurred by January 1, 2017 and (ii) the holders of Second Lien Notes Claims vote as a class to accept the CEOC Plan, CEC has agreed to provide, by paying on the Effective Date an amount equal to $10.0 million per month during the period commencing on January 1, 2017 and ending on the earlier of the Effective Date and June 30, 2017 (with such monthly payment earned on the first day of each month during the period), and which is payable on account of the principal and accrued interest on the First Lien Bank Claims in cash or New CEC Common Equity (the “Supplemental Bank Creditor Distribution”) to the Debtors or to the Administrative Agent, in either case as a distribution for the benefit of the holders of First Lien Bank Claims, to the holders of First Lien Bank Claims, their pro rata share of the Supplemental Bank Creditor Distribution.

CEC has also agreed that, if and to the extent that the Additional CEC Consideration (as defined in the June 6, 2016 version of the CEOC Plan) is increased, CEC will increase the amount of the Supplemental Bank Creditor Distribution by a percentage amount equal to the same percentage amount by which the Additional CEC Consideration has been increased. Furthermore, if and to the extent that the consideration being received by the holders of claims in respect of indebtedness incurred by the Debtors pursuant to first lien indentures (such indebtedness, the “First Lien Bonds,” and, the claims with respect thereto, the “First Lien Bond Claims”) is increased as compared to the treatment provided to the holders of First Lien Bond Claims pursuant to the June 6 CEOC Plan (as defined in the Amendment), CEC has agreed to increase the consideration being received by the holders of First Lien Bank Claims by the same amount of consideration and subject to the same terms of any such increase.

In addition, CEC has agreed to pay on the Effective Date the RSA Forbearance Fee (as defined in the CEOC Plan) to certain First Lien Bank Lenders on the terms and conditions set forth in the Amendment on account of such lenders’ Supplemental RSA Bonds (as defined in the Amendment). However, CEC will only be liable for $3.0 million in the aggregate in respect of any RSA Forbearance Fees on account of Supplemental RSA Bonds paid under the Amendment to any Consenting Bank Creditors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment and its exhibits, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Important Additional Information

On December 21, 2014, CEC and Caesars Acquisition Company (“CAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CEC and CAC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint information statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint information statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint information statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “contemplated,” “might,” “expect,” “intend,” “could,” “would” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-

looking statements, including, without limitation, those relating to the Restructuring, wherever they occur in this filing, are based on CEC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CEC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	The outcome of currently pending or threatened litigation and demands for payment by certain creditors and by the National Retirement Fund against CEC;

•	The effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including CEC and CAC, and the interest of various creditors, equity holders, and other constituents;

•	CEC’s limited cash balances and sources of available cash, including CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary and CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast;

•	The ability to retain key employees during the Restructuring;

•	The event that the Restructuring Support and Forbearance Agreements (“RSAs”) may not be consummated in accordance with their terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	The length of time CEOC will operate in the Chapter 11 cases and CEOC’s failure to comply with the milestones previously provided by the RSAs or that may be included in other agreements relating to the Restructuring;

•	Risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the Restructuring as contemplated by the RSAs;

•	Adverse effects of Chapter 11 proceedings on CEC’s liquidity or results of operations;

•	the Merger may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement;

•	The effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	The ability to realize the expense reductions from our cost savings programs;

•	The financial results of our consolidated businesses;

•	The impact of our substantial indebtedness and the restrictions in our debt agreements;

•	Access to available and reasonable financing on a timely basis, including the ability of CEC to refinance its indebtedness on acceptable terms;

•	The ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	Changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	Our ability to recoup costs of capital investments through higher revenues;

•	Abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	The effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	The ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	The potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•	Construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	Litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	Acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	The effects of environmental and structural building conditions relating to our properties; and

•	Access to insurance on reasonable terms for our assets; and the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	First Amended Restructuring Support and Forbearance Agreement, dated as of June 20, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation and each of the holders of First Lien Bank Claims party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 21, 2016	By:	/s/ Scott E. Wiegand
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amended Restructuring Support and Forbearance Agreement, dated as of June 20, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation and each of the holders of First Lien Bank Claims party thereto.